SEVERANCE AND CHANGE IN CONTROL AGREEMENT This SEVERANCE AND CHANGE IN CONTROL AGREEMENT (the “Agreement”), made and entered into as of January 18, 2024 with the effective date as of January 1, 2024 (the “Effective Date”), by and between CELSIUS HOLDINGS, INC., a Nevada corporation (the “Company”) and RICHARD MATTESSICH (“Executive”). The Company and Executive are sometimes referred to herein individually, as a “Party” and collectively, as the “Parties.” RECITAL WHEREAS, the Company is actively engaged in the business of manufacturing and distributing functional supplements and other digestible products in various delivery systems; WHEREAS, Executive currently serves as Chief Legal Officer of the Company; and, WHEREAS, Company desires to provide Executive with certain severance and change in control arrangements as described in this Agreement. AGREEMENT NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows: Article 1. Term and Termination Section 1.1. Term. Executive’s current employment under this Agreement is at will and shall continue at will until terminated in a manner described in this Article 1. Section 1.2. Termination at Executive’s Death. Executive’s employment with the Company shall terminate upon Executive’s death. Subject to Section 1.9, if Executive’s employment terminates because of Executive’s death, the Company shall pay, within thirty (30) days of the Termination Date, a lump sum death benefit to the person or persons designated in a written notice filed with the Company by Executive or, if no person has been designated, to Executive’s legal representatives or estate. The amount of the lump sum death benefit will equal the amount of Executive’s then current annual base salary (the “Base Salary”) plus a pro rata amount of Executive’s then current performance bonus (the “Performance Bonus”), based upon the annual Performance Bonus paid Executive most recently prior to Executive’s death, multiplied by a fraction, the numerator of which is the number of full months he was employed hereunder during the year of his termination and the denominator of which is 12. If Executive’s employment terminates due to his death, the vesting and exercisability of any options or other equity incentives awarded under the Company’s 2015 Stock Incentive Plan (or any successor plan) (the “Plan”), will accelerate on the Termination Date, so that the options or other equity incentives awarded will vest on a pro-rata basis, such that the number of options or other equity

2 | P a g e awards that would have vested on the vesting date following Executive’s termination (the “Next Vesting Date”) will be multiplied by a fraction, the numerator of which is the number of full months he was employed hereunder from the prior vesting date (or date of grant, if there was no such prior vesting date) (the “Prior Vesting Date”) through the date of his termination and the denominator of which is the number of full months from the Prior Vesting Date through the Next Vesting Date. Section 1.3. Termination after Executive’s Disability. Except as may otherwise be required or prohibited by state or federal law, if because of illness or injury Executive becomes unable to work full time for the Company for more than ninety (90) consecutive days or one hundred and eighty (180) days, whether or not consecutive in any twelve (12) month period during the Term (“Disability”) the Company may, in its sole discretion, at any time after the Disability occurs and provided Executive has not returned to full time employment with the Company, the Company may terminate Executive’s employment upon written notice to Executive. In such event, subject to Section 1.9, (a) Executive will receive within thirty (30) days of the Termination Date, a lump sum equal to Executive’s Base Salary plus a pro rata amount of Performance Bonus, based upon the annual Performance Bonus paid Executive most recently prior to Executive’s Disability, multiplied by a fraction, the numerator of which is the number of full months he was employed hereunder during the year of his termination and the denominator of which is 12; (b) for the twelve (12) month period following the Termination Date, Executive will be entitled to continue participation in any executive benefit plan and/or employee benefit plan which he was participating in at the date of termination, provided that the terms of such executive benefit plan or employee benefit plan and applicable law permit such continued participation; and (c) the vesting and exercisability of any options or other equity incentives awarded under the Plan (or any successor plan), will accelerate on the Termination Date, so that the options or other equity incentives awarded will vest on a pro-rata basis, such that the number of options or other equity awards that would have vested on the Next Vesting Date will be multiplied by a fraction, the numerator of which is the number of full months he was employed hereunder from the Prior Vesting Date through the date of his termination and the denominator of which is the number of full months from the Prior Vesting Date through the Next Vesting Date. Section 1.4. Termination by the Company for Cause or by Executive Without Good Reason. Executive’s employment hereunder may be terminated by the Company for Cause (as hereinafter defined) or by Executive without Good Reason (as hereinafter defined). If Executive’s employment is terminated by the Company for Cause or by Executive without Good Reason, Executive shall be entitled to receive the following (“Accrued Amounts”): (a) any accrued but unpaid Base Salary and accrued but unused vacation which shall be paid in accordance with the Company’s customary payroll procedures; (b) any earned but unpaid Performance Bonus with respect to any completed calendar year immediately preceding the Termination Date, which shall be paid on the otherwise applicable payment date;

3 | P a g e (c) reimbursement for unreimbursed business expenses properly incurred by Executive, which shall be subject to and paid in accordance with the Company’s expense reimbursement policy; and (d) such employee benefits, if any, to which Executive may be entitled under the Company’s employee benefit plans as of the Termination Date; provided that, in no event shall Executive be entitled to any payments in the nature of severance or termination payments except as specifically provided herein. In addition to the foregoing, all options or other equity incentive awards granted to Executive under the Plan (or any successor plan), to the extent unvested, shall terminate forthwith. Section 1.5. Without Cause or for Good Reason. Executive’s employment hereunder may be terminated by the Company without Cause, or by Executive for Good Reason. In the event of such termination, Executive shall be entitled to receive the Accrued Amounts and subject to Section 1.9, Executive shall be entitled to the following: (a) An amount equal to one (1x) times the sum of (i) Executive’s Base Salary in effect on the Termination Date plus (ii) Executive’s target annual Performance Bonus for the calendar year in which the termination occurs, paid in equal installment payments in accordance with the Company’s normal payroll practices for a period of X (X) months from the Termination Date, beginning on the first regular payroll date following the date that the Release described in Section 1.9 becomes irrevocable; (b) All option grants or equity awards to Executive under the Plan (or any successor plan), to the extent vested as of the Termination Date; and (c) If Executive timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company shall reimburse Executive for the difference between the monthly COBRA premium paid by Executive for himself and his dependents and the monthly premium amount paid by similarly situated active executives. Such reimbursement shall be paid to Executive on the day of the month immediately following the month in which Executive timely remits the premium payment. Executive shall be eligible to receive such reimbursement for the same period in which the payments of severance are payable to Executive. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and any amounts payable pursuant to this Section 1.5 shall not be reduced by compensation Executive earns on account of employment with another employer. Section 1.6. Notice of Termination. Any termination of Executive’s employment by the Company or Executive, must be communicated to the other Party by a written notice. The notice must specify the provision of this Agreement providing the basis for the termination.

4 | P a g e Section 1.7. Special Terms. For purposes of this Agreement, the following terms have the following meanings: (a) the term “Cause” shall mean the occurrence of any of the following, in each case during the Term: (i) an action or omission of Executive which constitutes a material breach of, or failure or refusal (other than by reason of his disability) to perform his material duties under, this Agreement which is not cured within fifteen (15) days after receipt by Executive of written notice of same; (ii) Executive’s fraud, embezzlement, or misappropriation of funds in connection with his services hereunder; (iii) Executive’s conviction of any crime which involves dishonesty, moral turpitude or any felony; (iv) gross negligence of Executive in connection with the performance of Executive’s material duties hereunder, which is not cured within fifteen (15) days after written receipt by Executive of written notice of same; (v) violation by Executive of the confidentiality, non- competition, and non-solicitation provisions in effect with Executive as of the Effective Date; or (vi) the entry by a court of competent jurisdiction of permanent injunctive or other declaratory relief prohibiting or determining that Executive’s service as an officer, director or employee of the Company, as the case may be, violates a prior agreement between Executive and a prior employer of Executive. Termination of Executive’s employment shall not be deemed to be for Cause unless and until the Company delivers to Executive a copy of a resolution duly adopted by the affirmative vote of the Board after the expiration of applicable notice, hearing and cure provisions. (b) the term “Change in Control” shall mean the occurrence of one of the following events (excluding acquisitions of stock or assets by any beneficial owner of five percent (5%) or more of the Company’s common stock as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 or their respective affiliates): (i) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 50% or more of the total voting power of the stock of the Company;

5 | P a g e (ii) the sale of all or substantially all of the Company’s assets; or (iii) individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board within a twelve (12) month period, provided that any person becoming a director subsequent to the Effective Date whose nomination was approved by the affirmative vote of the Board, shall be considered as though such person were a member of the Incumbent Board. (c) the term “Good Reason” shall mean the occurrence of any of the following, in each case during the Term without Executive’s written consent: (i) a reduction in Executive’s Base Salary; (ii) a reduction in Executive’s Performance Bonus opportunity; (iii) any material breach by the Company of any material provision of this Agreement or any material provision of any other agreement between Executive and the Company; (iv) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; (v) an adverse change in Executive’s title, authority, duties, or responsibilities (other than temporarily while Executive is physically or mentally incapacitated or as required by applicable law); or (vi) an adverse change in the reporting structure applicable to Executive. Executive cannot terminate his employment for Good Reason hereunder unless he has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason and the Company has had at least fifteen (15) days from the date on which such notice is provided to cure such circumstances. (d) The term “Termination Date” shall mean: (i) If Executive’s employment terminates because of Executive’s death, then Executive’s employment will be considered to have terminated on the date of Executive’s death. (ii) If Executive’s employment is terminated by Executive, then Executive’s employment will be considered to have terminated on the date that notice of termination is given.

6 | P a g e (iii) If Executive’s employment is terminated by the Company (whether after Disability, for Cause or without Cause), then Executive’s employment will be considered to have terminated on the date specified by the notice of termination. Notwithstanding anything contained herein, the Termination Date shall not occur until the date on which Executive incurs a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended or any successor statute (the “Code”). Section 1.8. Change in Control Payments. If within three months prior to or within two years following a Change in Control, the Company terminates Executive’s employment without Cause or Executive terminates his employment for Good Reason, then, in lieu of amounts which Executive is entitled to receive from the Company pursuant to this Article 1, Executive shall be entitled to receive the Accrued Amounts and, subject to Section 1.9, Executive shall be entitled to the following: (a) An amount equal to one and a half (1.5) times the sum of (i) Executive’s Base Salary in effect on the Termination Date plus (ii) Executive’s target annual Performance Bonus for the calendar year in which the termination occurs, paid in a lump sum on the sixtieth (60th) day following the Termination Date; (b) Full vesting and exercisability of all option grants or equity awards granted to Executive under the Plan (or any successor plan), provided that performance-based awards shall vest based on the target level of performance; and (c) If Executive timely and properly elects health continuation coverage under COBRA, the Company shall reimburse Executive for the difference between the monthly COBRA premium paid by Executive for himself and his dependents and the monthly premium amount paid by similarly situated active executives. Such reimbursement shall be paid to Executive on the day of the month immediately following the month in which Executive timely remits the premium payment. Executive shall be eligible to receive such reimbursement for thirty (30) months following the Termination Date. Section 1.9 Release. Executive’s entitlement to the payments described in Sections 1.2, 1.3, 1.5 and 1.8 (other than the Accrued Obligations) is expressly contingent upon Executive (or Executive’s beneficiary or estate, as applicable) first providing the Company with a signed release of claims in favor of the Company (the “Release”). In order to be effective, such Release must be delivered by Executive to the Company no later than forty-five (45) days following the Termination Date and not revoked by Executive during the seven (7) day period following such delivery. Section 1.10. Section 280G. If any of the payments or benefits received or to be received by Executive (including, without limitation, any payment or benefits received in connection with the termination of Executive’s employment, whether following a Change in Control or otherwise, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement, or otherwise) (all such payments collectively referred to herein as the “280G Payments”) constitute

7 | P a g e “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 1.10, be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then prior to making the 280G Payments, a calculation shall be made comparing (a) the Net Benefit (as defined below) to Executive of the 280G Payments after payment of the Excise Tax; to (b) the Net Benefit to Executive if the 280G Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (a) above is less than the amount under (b) above will the 280G Payments be reduced to the minimum extent necessary to ensure that no portion of the 280G Payments is subject to the Excise Tax. “Net Benefit” shall mean the present value of the 280G Payments net of all federal, state, local, foreign income, employment, and excise taxes. Any reduction made pursuant to this Section 1.10 shall be made in a manner determined by the Company that is consistent with the requirements of Section 409A. All calculations and determinations under this Section 1.10 shall be made by an independent accounting firm or independent tax counsel appointed by the Company (the “Tax Counsel”) whose determinations shall be conclusive and binding on the Company and Executive for all purposes. For purposes of making the calculations and determinations required by this Section 1.10, the Tax Counsel may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Company and Executive shall furnish the Tax Counsel with such information and documents as the Tax Counsel may reasonably request in order to make its determinations under this Section 1.10. The Company shall bear all costs the Tax Counsel may reasonably incur in connection with this Agreement. Article 2. Miscellaneous Section 2.1. Disputes/Arbitration. (a) The Company and Executive waive their right to seek remedies in court, including any right to a jury trial. The Company and Executive agree that any dispute arising out of or relating to this Agreement, Executive’s employment with the Company, or any termination of such employment, shall be resolved by binding arbitration before a single, neutral arbitrator in the county in which Executive worked at the time the dispute or claim arose, unless the Company and Executive mutually agree to a different location. The arbitration shall be administered in accordance with the applicable JAMS Employment Arbitration Rules and Procedures (“JAMS Rules”) to the extent they are not inconsistent with this Agreement. The Company and Executive agree that nothing in this Agreement relieves either party from any obligation it may have to exhaust certain administrative remedies before arbitrating any claims or disputes under this Agreement. Each claim subject to arbitration must be initiated within the applicable statute of limitations. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. (b) EXECUTIVE ACKNOWLEDGES THAT HE HAS RECEIVED AND READ OR HAS HAD THE OPPORTUNITY TO READ THIS AGREEMENT AND THAT IT INCLUDES AN AGREEMENT TO ARBITRATE. EXECUTIVE ALSO UNDERSTANDS AND AGREES THAT HE

8 | P a g e HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT, AND HAS HAD AN OPPORTUNITY TO DO SO. EXECUTIVE AGREES THAT HE HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS THAT BY SIGNING IT, HE IS WAIVING ALL RIGHTS TO A COURT TRIAL OR HEARING BEFORE A JUDGE AND/OR JURY OF ANY AND ALL DISPUTES AND CLAIMS SUBJECT TO ARBITRATION UNDER THIS AGREEMENT. (c) The prevailing Party shall be entitled to reasonable attorneys’ fees and costs from the non-prevailing Party in connection with any action filed under this Section 2.1. Section 2.2. Integration. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements between the Parties concerning such subject matter. Section 2.3. Section 409A of the Code. (a) Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payment of the benefits set forth herein either shall either be exempt from the requirements of Section 409A of the Code (“Section 409A”) or shall comply with the requirements of such provision. Notwithstanding any provision of this Agreement to the contrary, if Executive is a “specified employee” within the meaning of Section 409A, any payments or arrangements due upon a termination of Executive’s employment under any arrangement that constitutes a “deferral of compensation” within the meaning of Section 409A and which do not otherwise qualify under the exemptions under Treas. Regs. Section 1.409A-1 (including without limitation, the short-term deferral exemption or the permitted payments under Treas. Regs. Section 1.409A- 1(b)(9)(iii)(A)), shall be delayed and paid or provided on the earlier of (i) the date which is six months after Executive’s “separation from service” (as such term is defined in Section 409A and the regulations and other published guidance thereunder) for any reason other than death, and (ii) the date of Executive’s death. (b) After any Termination Date, Executive shall have no duties or responsibilities that are inconsistent with having a “separation from service” within the meaning of Section 409A as of the Termination Date and, notwithstanding anything in the Agreement to the contrary, distributions upon termination of employment may only be made upon a “separation from service” as determined under Section 409A and such date shall be the Termination Date for purposes of this Agreement. Each payment under this Agreement or otherwise shall be treated as a separate payment for purposes of Section 409A. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement which constitutes a “deferral of compensation” within the meaning of Section 409A.

9 | P a g e (c) Any amounts otherwise payable to Executive following a termination of employment that are not so paid by reason of this Section 2.3 shall be paid as soon as practicable following, and in any event within thirty (30) days following, the date that is six months after Executive’s separation from service (or, if earlier, the date of Executive’s death) together with interest on the delayed payment at the Company’s cost of borrowing. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A. Section 2.4. Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive’s personal representatives, executors, administrators, heirs, distributees, devisees and legatees. In the event of Executive’s death after his termination of employment but prior to the completion by the Company of all payments due him under this Agreement, the Company shall continue such payments to Executive’s beneficiary designated in writing to the Company prior to his death (or to his estate, if Executive fails to make such designation). The Company shall require any successor to the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Section 2.5. Enforceability. If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Section 2.6. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving Party. The failure of any Party to require the performance of any term or obligation of this Agreement, or the waiver by any Party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. Section 2.7. Notices. Notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service to Executive at the last address Executive has filed in writing with the Company or, in the case of the Company, at its main offices, attention of the Chief Financial Officer. Notices shall be effective on receipt. Section 2.8. Amendment. This Agreement may be amended or modified only by a written instrument signed by Executive and by a duly authorized representative of the Company. Section 2.9. Governing Law. This is a Florida contract and shall be construed under and be governed in all respects by the laws of Florida for contracts to be performed in that state and without giving effect to the conflict of laws principles of Florida or any other state. Section 2.10. “Affiliate” Defined. As used in this Agreement, the term “affiliate” of a Party shall mean any person who controls, is controlled by or who is under common control with a Party.

10 | P a g e Section 2.11. Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile, .PDF or other electronic transmission (which shall be deemed to be an original), each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

11 | P a g e IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date. THE COMPANY: CELSIUS HOLDINGS, INC. By: /s/ John Fieldly John Fieldly, Chief Executive Officer EXECUTIVE: /s/ Richard Mattessich Richard Mattessich